Exhibit 99.1

Soluna Holdings, Inc. Announces Q3 2022 Earnings

Project Dorothy Moves to Energization Date

ALBANY, NY, November 15, 2022 - Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for cryptocurrency mining and other intensive computing, reported financial results for the third quarter ended September 30, 2022.

Michael Toporek, CEO of Soluna Holdings, Inc., said, “In the quarter, Soluna continued to execute on our business plan delivering healthy hashrate and cash contribution margins despite low BTC prices and energy market volatility. We continue to focus our resources on energizing Project Dorothy, which we expect to double our existing operating footprint. Our team is working with ERCOT to finalize the details for an energization date. Dorothy is anticipated to be one of the lowest cost facilities of its kind in North America.”

Third Quarter 2022 Financial Results

Key Financial Highlights for the third quarter include

●	Total revenue of $6.4 million for the three-month period ended September 30, 2022, as compared to $3.1 million for the same year-over-year period. The increase was driven primarily by an additional site operating in 2022.

●	BTC equivalent mined increased 12.4% from the second quarter ended June 30, 2022. Peak hashrate remained above 1 EH/s during the quarter.

●	Cryptocurrency mining revenue of $5.4 million for the three-month period ended September 30, 2022, as compared to $2.0 million for the same year-over-year period. Megawatts deployed increased from approximately 2 megawatts at the beginning of 2021 to 20 megawatts for the Calvert City facility and 25 megawatts for the Murray facility in 2022.

●	Data hosting revenue of $1.0 million for the three-month period ended September 30, 2022, as compared to $1.1 million for the same year-over-year period. Compared to one year ago, hosting revenues now exclude any component related to power costs, which are treated as a pass-through item.

●	General and administrative (“G&A”) expenses, excluding depreciation and amortization, totaled $5.7 million for the three-month period ended September 30, 2022 compared to $2.3 million for the three-month period ended September 30, 2021. Of the $3.4 million increase, $1.3 million was due to an increase in personnel and $1.1 million due to certain complex transactions including Dorothy and the convertible note amendments.

●	Net Loss for the quarter of $(55.9) million, or $(3.94) per share, for the three-month period ended September 30, 2022, as compared to a net loss of $(0.6) million, or $(0.06) per share during the same year-over-year period, and compared to a net loss of $(6.6) million, or $(0.57) per share in the second quarter. Net loss for the quarter was materially impacted by the impairment of fixed assets ($28.1 million) and a loss on extinguishment of debt ($12.3 million).

●	Non-GAAP Adjusted EBITDA for the quarter ended September 30, 2022 was a loss of ($3.6) million during the three-month period ended September 30, 2022.

Revenue & Contribution Margin Summary

*all numbers below exclude legacy hosting

($ in 000s, Unaudited)
	FY 21	Q1 2022	Q2 2022	Q3 2022
Revenue	$13,010	$9,316	$8,676	$6,372

Cash Contribution Margin	$8,888	$5,206	$4,760	$1,194

Annualized Revenue	$13,010	$37,264	$34,704	$25,490

Annualized Contribution Margin	$8,888	$20,824	$19,042	$4,774

Dorothy Facility Update and Potential Contribution

Once the Company energizes Dorothy, anticipated to be one of the lowest cost facilities of its kind in North America, it will continue to refine the economic model of the first 50MW of this 100MW site. The table below updates a recent illustration of the earnings power of the site for current economic conditions, including current Bitcoin pricing and network hashrate.

Illustrative Monthly Earnings Power of Dorothy

(Bitmain XP chips, $ in 000)

Note: Represents non-GAAP financial metrics and forward looking statements.

Note: Assumes $17k BTC price, 270 EH / s network hash rate, 90% capacity factor, 95% availability factor, and estimated $35 / kWh average annual power costs (including assumed seasonal demand fees and taxes). Hosting contract based on $60 / kWh fixed rate. Assumes that purchased and hosted machines are 140 Th/s Bitmain XPs.

A presentation detailing the Q3 2022 earnings can be found on the company website at www.solunacomputing.com/investors/

About Soluna Holdings, Inc (SLNH)

Soluna Holdings, Inc. is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, AI and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna uses technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

For more information about Soluna, please visit www.solunacomputing.com or follow us on LinkedIn at linkedin.com/solunaholdings and Twitter @SolunaHoldings.

Forward Looking Statements

The statements in this press release with respect to the progress of Soluna’s development pipeline and the ability to scale the Dorothy project to assist partner organizations constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to: (1) those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact Information

Philip F. Patman, Jr.

Chief Financial Officer

Soluna Holdings, Inc.

ppatman@soluna.io

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

SLNH@mzgroup.us

561 489 5315

Adjusted EBITDA to Net Income

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net loss from continuing operations	$(56,143)	$(933)	$(79,379)	$(2,952)
Interest expense	1,671	—	7,856	—
Income tax (benefit) expense	(547)	—	(1,344)	3
Depreciation and amortization	8,388	157	22,999	381
EBITDA	(46,631)	(776)	(49,867)	(2,568)

Adjustments: Non-cash items

Stock-based compensation costs	890	334	2,868	1,422
Loss on sale of fixed assets	988	—	2,606	—
Loss on debt extinguishment and revaluation	12,317	—	12,317	—
Impairment of equity investment	750	—	750	—
Impairment on fixed assets	28,086	—	28,836	—
Adjustments: Non-recurring items
Exchange registration expenses		—	—	293
Adjusted EBITDA	$(3,600)	$(442)	$(2,490)	$(853)

Reconciliation of Non-GAAP Results

Reconciliation from Operating (Loss) Income to Adjusted EBITDA Contribution (Non-GAAP)

	Q3 2022
	Soluna Computing
	Edith	Marie	Sophie	Dorothy	Corporate	Total	Corporate	Consolidated
Net Income (Loss) (GAAP)	(17)	(13,229)	(20,067)	(917)	(4,617)	(38,847)	(17,296)	(56,143)
						-		-
Interest		424				424	1,247	1,671
Income tax (benefit) expense					(547)	(547)		(547)
Depreciation & amortization	96	2,308	3,605		2,374	8,383	5	8,388
EBITDA	79	(10,497)	(16,462)	(917)	(2,790)	(30,587)	(16,044)	(46,631)

Adjustments: Non-cash items

Stock-based compensation costs		9	7	3	321	340	550	890
Loss on sale of fixed assets	(24)				1,012	988		988
Loss on debt extinguishment and revaluation						-	12,317	12,317
Impairment of equity investment						-	750	750
Impairment on fixed assets		10,510	17,474			27,984	102	28,086
						-		-
Adjusted EBITDA Contribution (Non-GAAP)	55	22	1,019	(914)	(1,457)	(1,275)	(2,325)	(3,600)

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2022 (Unaudited) and December 31, 2021

(Dollars in thousands, except per share)

	September 30,	December 31,
	2022	2021

Assets
Current Assets:
Cash	$1,083	$10,258
Accounts receivable	2,029	531
Prepaid expenses and other current assets	1,621	977
Deposits on equipment	1,175	10,188
Current assets associated with discontinued operations	—	3,028
Total Current Assets	5,908	24,982
Other assets	1,190	1,121
Equity investment	—	750
Property, plant and equipment, net	63,511	44,597
Intangible assets, net	38,842	45,839
Operating lease right-of-use assets	282	405
Total Assets	$109,733	$117,694

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,843	$2,958
Accrued liabilities	2,477	2,859
Line of credit	650	1,000
Notes payable	13,281	7,121
Current portion of debt	6,462	—
Deferred revenue	434	316
Operating lease liability	186	184
Income taxes payable	2	2
Current liabilities associated with discontinued operations	—	1,243
Total Current Liabilities	27,335	15,683

Other liabilities	201	509
Long term debt	3,841	—
Operating lease liability	109	237
Deferred tax liability, net	8,929	10,277
Total Liabilities	40,415	26,706

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 3,061,245 shares issued and outstanding as of September 30, 2022 and 1,252,299 shares issued and outstanding as of December 31, 2021	3	1
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of September 30, 2022 and 0 shares issued and outstanding as of December 31, 2021	—	—

Common stock, par value $0.001 per share, authorized 75,000,000; 16,413,584 shares issued and 15,395,068 shares issued and outstanding as of September 30, 2022 and 14,769,699 shares issued and 13,754,206 shares issued and outstanding as of December 31, 2021	16	15
Additional paid-in capital	273,484	227,790
Accumulated deficit	(194,409)	(123,054)
Common stock in treasury, at cost, 1,018,516 shares at September 30, 2022 and 1,015,493 shares at December 31, 2021	(13,798)	(13,764)
Total Soluna Holdings, Inc. Stockholders’ Equity	65,296	90,988
Non-Controlling Interest	4,022	—
Total Stockholders’ Equity	69,318	90,988
Total Liabilities and Stockholders’ Equity	$109,733	$117,694

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Nine Months Ended September 30, 2022 and 2021

(Dollars in thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022		2021

Cryptocurrency mining revenue	$5,387	$2,018	$20,696	$	4,670
Data hosting revenue	985	1,106	3,668		1,106
Total revenue	6,372	3,124	24,364		5,776
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	4,100	623	11,092		1,272
Depreciation costs associated with cryptocurrency mining	6,010	156	15,872		380
Total cost of cryptocurrency mining revenue	10,110	779	26,964		1,652
Cost of data hosting revenue	1,078	964	3,192		964
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	5,686	2,316	15,441		6,118
Depreciation and amortization associated with general and administrative expenses	2,378	1	7,127		1
Total general and administrative expenses	8,064	2,317	22,568		6,119
Impairment on equity investment	750		750
Impairment on fixed assets	28,086	-	28,836		-
Operating loss	(41,716)	(936)	(57,946)		(2,959)
Interest expense	(1,671)	-	(7,856)		-
Loss on debt extinguishment and revaluation	(12,317)	-	(12,317)		-
Loss on sale of fixed assets	(988)	-	(2,606)		-
Other income, net	2	3	2		10
Loss before income taxes from continuing operations	(56,690)	(933)	(80,723)		(2,949)
Income tax benefit (expense) from continuing operations	547	-	1,344		(3)
Net loss from continuing operations	(56,143)	(933)	(79,379)		(2,952)
(Loss) Income before income taxes from discontinued operations (including (loss) gain on sale of MTI Instruments of $(21) and $7,581 for three and nine months ended September 30, 2022)	(21)	323	7,681		500
Income tax benefit from discontinued operations	-	-	70		-
Net (loss) income from discontinued operations	(21)	323	7,751		500
Consolidated net loss	(56,164)	(610)	(71,628)		(2,452)
(Less) Net loss attributable to non-controlling interest	272	-	272		-
Net loss attributable to Soluna Holdings, Inc.	$(55,892)	$(610)	$(71,356)		$(2,452)

Basic and Diluted (loss) earnings per common share:
Net loss from continuing operations per share (Basic & Diluted)	$(3.94)	$(0.09)	$(5.74)		$(0.27)
Net income from discontinued operations per share (Basic & Diluted)	$-	$0.03	$0.53		$0.04
Basic & Diluted loss per share	$(3.94)	$(0.06)	$(5.21)		$(0.23)

Weighted average shares outstanding (Basic and Diluted)	14,698,013	12,702,393	14,494,356		11,413,678

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2022 and 2021

(Dollars in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(71,628)	$(2,452)
Net income from discontinued operations (including gain on sale of MTI Instruments of $7,581 for the nine months ended September 30, 2022)	(7,751)	(500)
Net loss from continuing operations	(79,379)	(2,952)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	22,999	381
Stock-based compensation	2,747	1,373
Consultant stock compensation	121	49
Deferred income taxes	(1,344)	-
Impairment on fixed assets	28,836	-
Amortization of operating lease asset	151	121
Impairment on equity investment	750	-
Loss on debt extinguishment and revaluation	12,317	-
Amortization on deferred financing costs and discount on notes	6,630	-
Loss (gain) on sale of fixed assets	2,606	(6)
Changes in operating assets and liabilities:
Accounts receivable	(1,498)	(108)
Prepaid expenses and other current assets	(154)	(628)
Other long-term assets	(69)	(754)
Accounts payable	884	3,590
Deferred revenue	118	183
Operating lease liabilities	(148)	(111)
Other liabilities	(306)	306
Accrued liabilities	(382)	937
Net cash (used in) provided by operating activities	(5,121)	2,381
Net cash provided by operating activities- discontinued operations	369	496
Investing Activities
Purchases of equipment	(61,867)	(17,632)
Purchases of intangible assets	(114)	-
Proceeds from disposal on equipment	2,525	-
Deposits of equipment, net	6,441	(5,656)
Net cash used in investing activities	(53,015)	(23,288)
Net cash provided by (used in) investing activities- discontinued operations	9,004	(37)
Financing Activities
Proceeds from preferred offering	16,658	20,165
Proceeds from common stock offering	-	17,250
Proceeds from notes and debt issuance	29,736	-
Costs of preferred offering	(1,910)	(1,867)
Costs of common stock offering	-	(1,847)
Costs of notes and short term debt issuance	(6,269)	-
Cash dividend distribution on preferred stock	(3,852)	(176)
Contributions from non-controlling interest	4,293	-
Proceeds from stock option exercises	153	101
Proceeds from common stock warrant exercises	779	9
Net cash provided by financing activities	39,588	33,635

(Decrease) increase in cash-continuing operations	(18,548)	12,728
Increase in cash- discontinued operations	9,373	459
Cash – beginning of period	10,258	2,630
Cash – end of period	$1,083	$15,817

Supplemental Disclosure of Cash Flow Information
Noncash equipment financing	4,620	-
Interest paid on NYDIG loans	1,148	-
Proceed receivable from sale of MTI Instruments	205	-
Notes converted to common stock	2,441	-
Warrant consideration in relation to promissory notes and convertible notes	14,602	-
Promissory note conversion to preferred shares	15,236	-
Noncash proceed on sale of equipment	290	-
Purchase of miner equipment using restricted stock	-	(207)
Registration fees in prepaids and accounts payable	-	(8)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.